Exhibit (99.1)

Media Contact:

Kurt Jaeckel, Kodak, +1 585-490-8646, kurt.jaeckel@kodak.com

Investor Contact:

Anthony Redding, Kodak, +1 585-724-4053, shareholderservices@kodak.com

Kodak Reports Third-Quarter 2025 Financial Results

Company Achieved Significant Improvements in Gross Profit, Operational EBITDA and Cash Balance

Pension Reversion Transaction Proceeding on Schedule with Expected Proceeds Increasing from $500 Million to $600 Million

Previously Disclosed Going Concern Conditions Have Been Fully Resolved

ROCHESTER, N.Y., November 6, 2025 – Eastman Kodak Company (NYSE: KODK) today reported financial results for the third quarter 2025.

Third quarter 2025 highlights include:

•
Consolidated revenues of $269 million, compared with $261 million for Q3 2024, an increase of $8 million or 3 percent
o
Advanced Materials & Chemicals (AM&C) revenues were $82 million, compared with $71 million for Q3 2024, an increase of $11 million or 15 percent
o
Print revenues were $177 million, compared with $182 million for Q3 2024, a decrease of $5 million or 3 percent
•
Gross profit of $68 million, compared with $45 million for Q3 2024, an increase of $23 million or 51 percent
•
Gross profit percentage of 25 percent, compared with 17 percent for Q3 2024, an increase of 8 percentage points
•
GAAP net income of $13 million, compared with net income of $18 million for Q3 2024, a decrease of $5 million or 28 percent
•
Operational EBITDA of $29 million, compared with $1 million for Q3 2024, an increase of $28 million
o
AM&C Operational EBITDA of $16 million, compared with $6 million for Q3 2024, an increase of $10 million
o
Print Operational EBITDA of $8 million, compared with negative $9 million for Q3 2024, an increase of $17 million

Kodak Reports Third-Quarter 2025 Financial Results Page 2

•
A quarter-end cash balance of $168 million, compared with $155 million on June 30, 2025, an increase of $13 million, and compared with $201 million on December 31, 2024, a decrease of $33 million
•
Cash flow from operations increased $2 million for the nine months ended September 30, 2025 compared to the prior-year period

“Kodak delivered strong performance in the third quarter, delivering significant year-over-year increases in gross profit and Operational EBITDA while continuing to focus on driving operational excellence,” said Jim Continenza, Kodak’s Executive Chairman and CEO. “Our AM&C business continued to grow both revenue and profitability and that group’s cGMP pharmaceutical manufacturing facility is now certified to manufacture and sell regulated products, with the goal of expanding our product offering over time. More recently, our AM&C unit’s film business launched still films, which will be sold directly to distributors, giving Kodak greater control over our participation in the consumer film market and providing distributors, retailers and consumers with more stable pricing and a broader, more reliable supply. We also recently met our obligations to our U.S. pension plan participants as part of our pension reversion plan and established a new pension plan for employees that is identical to active employee benefit features of the prior plan. By managing the process patiently and carefully we have obtained favorable annuity pricing and investment returns, which resulted in the expected reversion amount to increase from $500 million to $600 million. The next step will be to use the surplus assets from the reversion to pay down debt and strengthen our balance sheet. The reversion frees us up to continue accelerating our plan to create a strong, growing Kodak for our employees and shareholders.”

For the quarter ended September 30, 2025, revenues were $269 million, an increase of $8 million or 3 percent compared to the same period in 2024. Adjusting for the favorable impact of foreign exchange of $4 million, revenues increased by $4 million, or 2 percent when compared to the prior year.

GAAP net income was $13 million for the quarter, compared to net income of $18 million in 2024, a decrease of $5 million or 28 percent. Operational EBITDA for the quarter ended September 30, 2025, was $29 million, compared to $1 million in 2024, an increase of $28 million. Adjusting for the favorable impact of foreign exchange of $1 million, Operational EBITDA increased by $27 million compared to the prior year period. The increase in Operational EBITDA was primarily driven by price increases, higher volumes, lower aluminum costs, inventory reserve adjustment recorded in the prior year period, and lower spend related to certain litigation matters, partially offset by higher manufacturing costs.

Kodak Reports Third-Quarter 2025 Financial Results Page 3

For the quarter ended September 30, 2025, AM&C revenues were $82 million, an increase of $11 million or 15 percent compared to the same period in 2024. AM&C Operational EBITDA increased $10 million compared to the same period in 2024. The increase in revenues and Operational EBITDA for AM&C were primarily driven by price increases and higher volumes in Industrial Film and Chemicals and Motion Picture.

For the quarter ended September 30, 2025, Print revenues were $177 million, a decrease of $5 million or 3 percent compared to the same period in 2024 primarily driven by lower volume related to Prepress Solutions partially offset by price increases. Print Operational EBITDA increased $17 million compared to the same period in 2024 primarily due to price increases, lower aluminum costs, lower selling, general and administrative costs, and inventory reserve adjustment recorded in the prior year period, partially offset by higher manufacturing costs.

Kodak ended the quarter with a cash balance of $168 million, an increase of $13 million from June 30, 2025. The increase was primarily driven by improved profitability from operations. The cash balance at September 30, 2025, decreased $33 million from December 31, 2024, primarily driven by capital expenditures to fund growth initiatives and changes in working capital.

“In Q3 we continued to improve our use of cash compared to Q2, increasing our cash balance to $168 million from $155 million at the end of the second quarter,” said David Bullwinkle, Kodak’s CFO. “We have taken decisive steps to strengthen and reduce debt levels on Kodak’s balance sheet. The cash from the pension reversion will reduce our term debt to $200 million, lowering interest expense and improving liquidity, resulting in our healthiest balance sheet in years. We have confidence that the continued execution of our plan will provide the liquidity to fulfill our obligations. We remain committed to a disciplined approach to cash management, driving operational efficiencies and margin improvement to deliver sustainable, long-term value for our shareholders.”

Going Concern Fully Resolved

The prior conditions that required Kodak under U.S. GAAP accounting standards to include cautionary disclosure about its ability to continue as a going concern have been fully resolved. Refer to Going Concern subsection of Note 1, “Basis of Presentation and Recent Accounting Pronouncements” in the Company’s third quarter 2025 Form 10-Q for additional information.

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Kodak Reports Third-Quarter 2025 Financial Results Page 4

Revenue and Operational EBITDA by Reportable Segment Q3 2025 vs. Q3 2024

(in millions)
Q3 2025 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$177	$82	$6	$265
Operational EBITDA *	$8	$16	$5	$29

Q3 2024 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$182	$71	$5	$258
Operational EBITDA *	$(9)	$6	$4	$1

Q3 2025 vs. Q3 2024 Actuals B(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$(5)	$11	$1	$7
Operational EBITDA *	$17	$10	$1	$28

Q3 2025 Actuals on constant currency ** vs. Q3 2024 Actuals B(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$(8)	$10	$1	$3
Operational EBITDA *	$16	$10	$1	$27

* Total Operational EBITDA is a non-GAAP financial measure. The reconciliation between GAAP and non-GAAP measures is provided in Appendix A of this press release.

** The impact of foreign exchange represents the foreign exchange impact using average foreign exchange rates for the three months ended September 30, 2024, rather than the actual average exchange rates in effect for the three months ended September 30, 2025.

Eastman Business Park segment is not a reportable segment and is excluded from the table above.

About Kodak

Kodak (NYSE: KODK) is a leading global manufacturer focused on commercial print and advanced materials & chemicals. With 79,000 worldwide patents earned over 130 years of R&D, we believe in the power of technology and science to enhance what the world sees and creates. Our innovative, award-winning products, combined with our customer-first approach, make us the partner of choice for commercial printers worldwide. Kodak is committed to environmental stewardship, including industry leadership in developing sustainable solutions for print. For additional information on Kodak, visit us at kodak.com, or follow us on X @Kodak and LinkedIn.

Kodak Reports Third-Quarter 2025 Financial Results Page 5

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar words and expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s current expectations and assumptions. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results or outcomes, or timing of actual results or outcomes, to differ materially from historical results or those expressed in or implied by such forward-looking statements.

Important factors that could cause actual events, results or outcomes, or their timing, to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2024 under the headings “Business,” “Risk Factors,” “Legal Proceedings,” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” in the corresponding sections of Kodak’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; Kodak’s ability to achieve strategic objectives, cash forecasts, financial projections and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to obtain additional or alternate financing if and as needed, Kodak’s continued ability to manage world-wide cash through intercompany loans, distributions and other mechanisms, and Kodak’s ability to provide or facilitate financing for its customers; changes in foreign currency exchange rates, commodity prices, interest rates and tariff rates; the timing and final amount of reversion proceeds actually received by Kodak from the liquidation of the Kodak Retirement Income Plan (KRIP); Kodak’s ability to fund continued investments, capital needs and collateral requirements and to service its debt and Series B Preferred Stock; the impact of the global economic environment, including inflationary pressures, geopolitical issues such as the war in Ukraine and conflicts involving Israel, medical epidemics, changes in trade policies, including tariffs or other trade restrictions or the threat of such actions, and Kodak’s ability to effectively mitigate the associated increased costs of aluminum and other raw materials, energy, labor, shipping, delays in shipment and production times, and fluctuations in demand; Kodak’s ability to effectively compete with large, well-financed industry participants or with competitors whose cost structure is lower than Kodak’s; the performance by third parties of their obligations to supply products, components or services to Kodak and Kodak’s ability to address supply chain disruptions and continue to obtain raw materials and components available from single or limited sources of supply,

Kodak Reports Third-Quarter 2025 Financial Results Page 6

which may be adversely affected by the war in Ukraine, the conflicts involving Israel, changes in trade policies, including tariffs or other trade restrictions or the threat of such actions, and residual effects of the COVID-19 pandemic; Kodak’s ability to comply with the covenants in its various credit facilities; Kodak’s ability to effectively anticipate technology and industry trends, including related to artificial intelligence (AI), and develop and market new products, solutions and technologies, including products based on its technology and expertise that relate to industries in which it does not currently conduct material business; Kodak’s ability to effect strategic transactions, such as investments, acquisitions, strategic alliances, divestitures and similar transactions, or to achieve the benefits sought to be achieved from such strategic transactions; Kodak’s continued ability to manage, defend and resolve a variety of current and legacy claims without incurring material losses or disruptions to its business and to bear the costs associated with such claims; Kodak’s ability to discontinue, sell or spin-off certain non-core businesses or operations, or otherwise monetize assets; and the potential impact of force majeure events, cyber‐attacks or other data security incidents or information technology (IT) outages that could disrupt or otherwise harm Kodak’s operations.

Future events and other factors may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

APPENDICES

In this third quarter 2025 financial results news release, reference is made to the following non-GAAP financial measures:

•
Operational EBITDA; and
•
Revenues and Operational EBITDA on a constant currency basis.

Kodak believes that these non-GAAP measures represent important internal measures of performance. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of Kodak, its financial condition, results of operations and cash flow.

Kodak’s segment measure of profit and loss is an adjusted earnings before interest, taxes, depreciation and amortization (“Operational EBITDA”). Operational EBITDA represents the earnings (loss) from continuing operations excluding the provision for income taxes; non-service cost components of pension and other postemployment benefits income; depreciation and amortization expense; restructuring costs and other; consulting and other costs; stock-based compensation expense; idle costs; interest expense; and other charges (income), net.

The change in revenues and Operational EBITDA on a constant currency basis, as presented in this financial results news release, is calculated by using average foreign exchange rates for the three months ended September 30, 2024, rather than the actual average exchange rates in effect for the three months ended September 30, 2025.

Kodak Reports Third-Quarter 2025 Financial Results Page 7

The following table reconciles the most directly comparable GAAP measure of Net Income to Operational EBITDA and Operational EBITDA on a constant currency basis for the three months ended September 30, 2025 and 2024, respectively:

(in millions)	Q3 2025	Q3 2024	$ Change	% Change
Net Income	$13	$18	$(5)	(28)%
All other	(1)	(1)	—
Depreciation and amortization	7	8	(1)
Restructuring costs and other	1	1	—
Stock based compensation	1	1	—
Consulting and other costs (1)	1	—	1
Idle costs (2)	1	—	1
Interest expense (3)	18	14	4
Pension income excluding service cost component (3)	(16)	(42)	26
Other charges (income), net (3)	1	(1)	2
Provision for income taxes (3)	3	3	—
Operational EBITDA	$29	$1	$28	2800%
Impact of foreign exchange (4)	(1)	—	(1)
Operational EBITDA on a constant currency basis	$28	$1	$27	2700%

Footnote Explanations:

(1)
Consulting and other costs are primarily professional services and internal costs associated with certain corporate strategic initiatives and litigation.
(2)
Consists of third-party costs such as security, maintenance, and utilities required to maintain land and buildings in certain locations not used in any Kodak operations and the costs, net of any rental income received, of underutilized portions of certain properties.
(3)
As reported in the Consolidated Statement of Operations.
(4)
The impact of foreign exchange is calculated by using average foreign exchange rates for the three months ended September 30, 2024, rather than the actual average exchange rates in effect for the three months ended September 30, 2025.

Kodak Reports Third-Quarter 2025 Financial Results Page 8

A.
FINANCIAL STATEMENTS

Eastman Kodak Company

Consolidated Statement of Operations (Unaudited)

	Three Months Ended
	September 30,
(in millions, except per share data)	2025	2024
Revenues
Sales	$229	$221
Services	40	40
Total revenues	269	261
Cost of revenues
Sales	174	185
Services	27	31
Total cost of revenues	201	216
Gross profit	68	45
Selling, general and administrative expenses	41	44
Research and development costs	7	8
Restructuring costs and other	1	1
Earnings (loss) from operations before interest expense, pension income excluding service cost component, other charges (income), net and income taxes	19	(8)
Interest expense	18	14
Pension income excluding service cost component	(16)	(42)
Other charges (income), net	1	(1)
Earnings from operations before income taxes	16	21
Provision for income taxes	3	3
NET EARNINGS	$13	$18

Basic net (loss) earnings per share attributable to Eastman Kodak Company common shareholders	$(0.08)	$0.16
Diluted net (loss) earnings per share attributable to Eastman Kodak Company common shareholders	$(0.08)	$0.15

Number of common shares used in basic and diluted net (loss) earnings per share
Basic	89.8	80.3
Diluted	89.8	92.7

The notes accompanying the financial statements contained in the Company’s third quarter 2025 Form 10-Q are an integral part of these consolidated financial statements.

Kodak Reports Third-Quarter 2025 Financial Results Page 9

Eastman Kodak Company

Consolidated Statement of Financial Position (Unaudited)

	September 30,	December 31,
(in millions, except per share data)	2025	2024
ASSETS
Cash and cash equivalents	$168	$201
Trade receivables, net of allowances of $8 and $7, respectively	146	138
Inventories, net	236	219
Other current assets	42	37
Total current assets	592	595
Property, plant and equipment, net of accumulated depreciation of $492 and $482, respectively	198	189
Goodwill	12	12
Intangible assets, net	17	20
Operating lease right-of-use assets	37	27
Restricted cash	95	92
Pension and other postretirement assets	1,054	989
Other long-term assets	70	77
TOTAL ASSETS	$2,075	$2,001

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY
Accounts payable, trade	$103	$120
Short-term borrowings and current portion of long-term debt	497	1
Current portion of operating leases	12	11
Other current liabilities	137	129
Total current liabilities	749	261
Long-term debt, net of current portion	10	466
Pension and other postretirement liabilities	216	197
Operating leases, net of current portion	30	21
Other long-term liabilities	209	197
Total liabilities	1,214	1,142

Commitments and Contingencies (Note 7)

Redeemable, convertible preferred stock, no par value, $100 per share liquidation preference	99	218

EQUITY
Common stock, $0.01 par value	1	—
Additional paid in capital	1,271	1,150
Treasury stock, at cost	(14)	(12)
Accumulated deficit	(413)	(393)
Accumulated other comprehensive loss	(83)	(104)
Total shareholders’ equity	762	641
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY	$2,075	$2,001

The notes accompanying the financial statements contained in the Company’s third quarter 2025 Form 10-Q are an integral part of these consolidated financial statements.

Kodak Reports Third-Quarter 2025 Financial Results Page 10

Eastman Kodak Company

Consolidated Statement of Cash Flows (Unaudited)

	Nine Months Ended
	September 30,
(in millions)	2025	2024
Cash flows from operating activities:
Net (loss) earnings	$(20)	$76
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	21	21
Pension and postretirement income	(42)	(111)
Asset impairment	21	—
Paid-in-kind interest expense	36	17
Non-cash changes in workers' compensation and employee benefit reserves	—	1
Stock based compensation	4	5
Net gain from sale of assets	—	(17)
Provision for deferred income taxes	1	—
Decrease in trade receivables	—	52
Decrease (increase) in miscellaneous receivables	2	(6)
Increase in inventories	(12)	(25)
Decrease in trade payables	(15)	(1)
Decrease in liabilities excluding borrowings and trade payables	(22)	(39)
Other items, net	17	16
Total adjustments	11	(87)
Net cash used in operating activities	(9)	(11)
Cash flows from investing activities:
Additions to properties	(28)	(39)
Proceeds from sale of assets	5	17
Net cash used in investing activities	(23)	(22)
Cash flows from financing activities:
Net proceeds from ATM equity offering program	1	—
Repayment of Amended and Restated Term Loan Agreement	—	(17)
Preferred stock cash dividend payments	(2)	(3)
Treasury stock purchases	(2)	(1)
Net cash used in financing activities	(3)	(21)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	5	(1)
Net decrease in cash, cash equivalents and restricted cash	(30)	(55)
Cash, cash equivalents and restricted cash, beginning of period	301	377
Cash, cash equivalents and restricted cash, end of period	$271	$322

Non-cash financing activities:
Series C preferred stock exchange to common stock	$124	$—

The notes accompanying the financial statements contained in the Company’s third quarter 2025 Form 10-Q are an integral part of these consolidated financial statements.